UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-31193

Date of Report: June 28, 2010

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	16-1583162
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Harbin Dongdazhi Street 165, Harbin, P.R. China	150001
(Address of principal executive offices)	(Zip Code)

86-451-5394-8666
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Bylaws

On June 28, 2010 the Registrant’s Board of Directors adopted amendments to the Registrant’s Bylaws.  The amendments effected the following changes to the Bylaws:

•	Eliminated Article I, Section 1, which specified the name of the corporation.
•	Eliminated the portion of Article II, Section 1 that specified the nature of the capital stock of the corporation.
•	Added to Article I, Section 1 authority for the corporation to issue stock in book-entry form.
•	Eliminated the portion of Article II, Section 3 that prevented a shareholder from voting at a meeting unless the shareholder has held the shares for 30 days.
•	Eliminated Article II, Section 9, which set forth qualifications for voting shares.
•	Eliminated Article II, Section 10, which prescribed the issuance of scrip in lieu of fractional shares.
•	Eliminated Article II, Section 11, which proscribed the issuance of partially paid shares.
•	Eliminated Article II, Section 12, which authorized the Board to determine the consideration for shares.
•	Eliminated Article II, Section 13, which authorized the Board to dispose of treasury shares.
•	Eliminated Article II, Section 6, which permitted the waiver of notice of a meeting by a shareholder.
•	Modified Article II, Section 7 (previously Section 8) to provide that shareholders may act by written consent of the holders of the majority voting power.
•	Modified Article IV, Section 2 to provide that the number of members of the Board of Directors will be determined by the Board.
•	Eliminated the portion of Article VII, Section 1 that required that the President be a member of the Board of Directors.

Item 9.01             Financial Statements and Exhibits

Exhibits

3-a	Amended and Restated Bylaws of Eastern Environment Solutions, Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.
Dated: June 28, 2010	By:/s/ Feng Yan
Feng Yan, Chief Executive Officer